As filed with the Securities and Exchange Commission on June 25, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

Delaware	31-1797999
(States or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

One High Ridge Park

Stamford, Connecticut 06905

(203) 461-7400

(Address, including zip code, of registrant’s principal executive offices)

MeadWestvaco Corporation Savings and Employee Stock Ownership Plan

for Salaried and Non-Bargained Hourly Employees

(Full title of the plan)

Wendell L. Willkie, II

Senior Vice President, General Counsel and Corporate Secretary

MeadWestvaco Corporation

One High Ridge Park

Stamford, Connecticut 06905

(203) 461-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

D. Michael Lefever, Esq.

Covington & Burling

1201 Pennsylvania Avenue, N.W.

Washington, D.C. 20004

(202) 662-6000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share (1)(2)	2,000,000 (3)	$27.48 (4)	$54,960,000 (4)	$6,964

(1)	In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of plan participation interests to be offered or sold pursuant to the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Salaried and Non-Bargained Hourly Employees

(2)	Includes MeadWestvaco Corporation preferred stock purchase rights which, until certain events specified in MeadWestvaco’s Rights Agreement, dated January 29, 2002, as it may be amended from time to time, occur, will not be exerciseable or evidenced separately from the Common Stock.

(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock.

(4)	Calculated in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low sales prices per share of the Common Stock on June 22, 2004, as reported by the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by either MeadWestvaco Corporation (the “Registrant”) or the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Salaried and Non-Bargained Hourly Employees (the “Plan”) are hereby incorporated by reference into this Registration Statement):

•	The Annual Report on Form 10-K of the Registrant for the year ended December 31, 2003 filed with the Commission on February 27, 2004, as amended by an Annual Report on Form 10-K/A filed with the Commission on March 4, 2004;

•	The Annual Report on Form 11-K of the Plan (formerly the Westvaco Corporation Employee Stock Ownership Plan for Salaried Employees) for the fiscal year ended September 30, 2002 filed with the Commission on April 14, 2003;

•	The Annual Report on Form 11-K of the Plan (formerly the Westvaco Corporation Employee Stock Ownership Plan for Salaried Employees) for the fiscal period ended December 31, 2002 filed with the Commission on July 11, 2003;

•	The Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 2004 filed with the Commission on May 10, 2004;

•	The description of the shares of Common Stock contained in the Registrant’s Registration Statement on Form 8-A, dated January 25, 2002, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report subsequently filed for the purpose of updating that description; and

•	The description of the shares of Registrant’s Common Stock purchase rights contained in the Registrant’s Registration Statement on Form 8-A, dated January 29, 2002, filed pursuant to Section 12 of the Exchange Act, including any amendment or report subsequently filed for the purpose of updating that description.

All documents filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration

Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The consolidated financial statements of the Registrant incorporated in this Registration Statement by reference to the Annual Report on Form 10-K/A of the Registrant for the year ended December 31, 2003, the financial statements of the Plan incorporated in this Registration Statement by reference to the Annual Report on Form 11-K of the Plan for the fiscal year ended September 30, 2002 and the financial statements of the Plan incorporated in this Registration Statement by reference to the Annual Report on Form 11-K of the Plan for the fiscal period ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Northwood Panelboard Company incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of the Registrant for the year ended December 31, 2003, have been so incorporated in reliance on the report of Ernst & Young LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. Article VIII of the Registrant’s Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or the limitation thereof is not permitted under the DGCL.

Under Section 145 of the DGCL, a corporation is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation), by reason of the fact that the person is or was an officer, director, employee or agent of the corporation or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, the person had no reasonable cause to believe that his conduct was unlawful. Any service by a director, officer, employee or agent of a corporation that imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or beneficiaries constitutes “serving at the request of the corporation” for the purposes of Section 145 of the DGCL. In addition, a person is deemed to have acted in a manner “not opposed to the best interests of the corporation” if such person acts in good faith and in a manner that he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.

A corporation also is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor by reason of the fact that the person is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification is permitted with respect to any claim, issue or matter as to which the person is found liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines the person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.

A corporation must indemnify any present or former director or officer of the corporation who is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by such person. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

Section 2.13 of the Registrant’s Amended and Restated Bylaws provides that each director, officer and employee, past or present, of the Registrant, and each person who serves or may have served at the request of the Registrant as a director, officer or employee of another corporation and their respective heirs, administrators and executors, shall be indemnified by the Registrant in accordance with, and to the fullest extent provided by, the provisions of the DGCL.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on January 29, 2002 and incorporated herein by reference)

4.2	Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 4.2 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

4.3	Rights Agreement between the Registrant and The Bank of New York, as Rights Agent, dated January 29, 2002 (previously filed as Item 2 to the Registrant’s Form 8-A dated January 29, 2002 and incorporated herein by reference)

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2	Consent of Ernst & Young LLP (filed herewith)

24.1	Power of Attorney of John G. Breen (previously filed as Exhibit 24.1 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.2	Power of Attorney of Michael E. Campbell (previously filed as Exhibit 24.2 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.3	Power of Attorney of Thomas W. Cole, Jr. (previously filed as Exhibit 24.3 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.4	Power of Attorney of Duane E. Collins (previously filed as Exhibit 24.4 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

Exhibit Number	Description

24.5	Power of Attorney of William E. Hoglund (previously filed as Exhibit 24.5 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.6	Power of Attorney of James G. Kaiser (previously filed as Exhibit 24.6 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.7	Power of Attorney of Richard B. Kelson (previously filed as Exhibit 24.7 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.8	Power of Attorney of John A. Krol (previously filed as Exhibit 24.8 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.9	Power of Attorney of Susan J. Kropf (previously filed as Exhibit 24.9 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.10	Power of Attorney of Douglas S. Luke (previously filed as Exhibit 24.10 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.11	Power of Attorney of Robert C. McCormack (previously filed as Exhibit 24.11 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.12	Power of Attorney of Jane L. Warner (previously filed as Exhibit 24.13 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.13	Power of Attorney of J. Lawrence Wilson (previously filed as Exhibit 24.14 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

The Registrant hereby confirms that it has submitted the Plan to the Internal Revenue Service (the “IRS”). The Registrant hereby undertakes to submit any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

None of the shares of Common Stock being registered by the Registrant on this Form S-8 for offer and sale under the Plan will be original issue securities. Accordingly, in accordance with Item 8(a) of Form S-8, no opinion of counsel is provided concerning the legality of the securities being registered.

Item 9.	Undertakings.

(1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stamford, State of Connecticut, on June 25, 2004.

MEADWESTVACO CORPORATION

By:	/s/ John A. Luke, Jr.
John A. Luke, Jr. Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Luke, Jr. John A. Luke, Jr.	Chairman and Chief Executive Officer (principal executive officer)	June 25, 2004

/s/ Peter H. Vogel, Jr. Peter H. Vogel, Jr.	Vice President (principal financial officer)	June 25, 2004

/s/ John E. Banu John E. Banu	Controller (principal accounting officer)	June 25, 2004

* John G. Breen	Director	June 25, 2004

* Michael E. Campbell	Director	June 25, 2004

* Thomas W. Cole, Jr.	Director	June 25, 2004

*	Director	June 25, 2004
Duane E. Collins

Signature	Title	Date

* William E. Hoglund	Director	June 25, 2004

* James G. Kaiser	Director	June 25, 2004

* Richard B. Kelson	Director	June 25, 2004

* John A. Krol	Director	June 25, 2004

* Susan J. Kropf	Director	June 25, 2004

* Douglas S. Luke	Director	June 25, 2004

* Robert C. McCormack	Director	June 25, 2004

* Jane L. Warner	Director	June 25, 2004

* J. Lawrence Wilson	Director	June 25, 2004

* By Power of Attorney

/s/ John J. Carrara
Name: John J. Carrara Title: Power of Attorney

The Plan: Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Salaried and Non-Bargained Hourly Employees has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richmond, State of Virginia, on June 25, 2004.

MEADWESTVACO CORPORATION SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN FOR SALARIED AND NON-BARGAINED HOURLY EMPLOYEES

By:	/s/ Eric J. Lancellotti
Name: Eric J. Lancellotti Title: Plan Administrator

Index to Exhibits

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on January 29, 2002 and incorporated herein by reference)

4.2	Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 4.2 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

4.3	Rights Agreement between the Registrant and The Bank of New York, as Rights Agent, dated January 29, 2002 (previously filed as Item 2 to the Registrant’s Form 8-A dated January 29, 2002 and incorporated herein by reference)

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2	Consent of Ernst & Young LLP (filed herewith)

24.1	Power of Attorney of John G. Breen (previously filed as Exhibit 24.1 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.2	Power of Attorney of Michael E. Campbell (previously filed as Exhibit 24.2 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.3	Power of Attorney of Thomas W. Cole, Jr. (previously filed as Exhibit 24.3 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.4	Power of Attorney of Duane E. Collins (previously filed as Exhibit 24.4 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.5	Power of Attorney of William E. Hoglund (previously filed as Exhibit 24.5 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.6	Power of Attorney of James G. Kaiser (previously filed as Exhibit 24.6 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.7	Power of Attorney of Richard B. Kelson (previously filed as Exhibit 24.7 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.8	Power of Attorney of John A. Krol (previously filed as Exhibit 24.8 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.9	Power of Attorney of Susan J. Kropf (previously filed as Exhibit 24.9 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.10	Power of Attorney of Douglas S. Luke (previously filed as Exhibit 24.10 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

Exhibit Number	Description
24.11	Power of Attorney of Robert C. McCormack (previously filed as Exhibit 24.11 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.12	Power of Attorney of Jane L. Warner (previously filed as Exhibit 24.13 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)

24.13	Power of Attorney of J. Lawrence Wilson (previously filed as Exhibit 24.14 to the Registrant’s Form S-8 filed on March 1, 2004 (File No. 333-113183) and incorporated herein by reference)